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                                                                     EXHIBIT 5

                      [LETTERHEAD OF SULLIVAN & CROMWELL]

                                                     June 25, 1997

Allegheny Power System, Inc.,
   10435 Downsville Pike,
   Hagerstown, Maryland 21740.

Dear Sirs:

     In connection with the registration under the Securities Act of 1933 (the "Act") of 90,557,682 shares of Common Stock, par value $1.25 per share (the "Common Stock"), of Allegheny Power System, Inc., a Maryland corporation (the "Company"), to be issued upon consummation of the Merger (the "Merger") of AYP Sub, Inc., a corporation to be formed as a Pennsylvania corporation and a wholly owned subsidiary of the Company ("Merger Sub"), and DQE, Inc., a Pennsylvania corporation, we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion, when the registration statement relating to the Common Stock (the "Registration Statement") has become effective under the Act, an order has been issued under the Public Utility Holding Company Act of 1935 ("PUHCA") approving the Merger and the issuance of the Common Stock, any approvals required under state law shall have been obtained, Merger Sub has been duly incorporated under the laws of Pennsylvania, the Merger has become effective in accordance with the terms and conditions of the Merger Agreement, and the Common Stock has been duly issued and delivered as contemplated by the Registration Statement and in conformity with the order under the PUHCA, the Common Stock will be validly issued, fully paid and nonassessable.

     In rendering the foregoing opinion, we have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible. With respect to all matters of the law of the State of Maryland, we have relied on the opinion, dated as of the date hereof, of Robert R. Winter delivered to us, and our opinion is subject to the same qualifications and limitations with respect to such matters as are contained in such opinion of Robert R. Winter.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Validity of Shares" in the Prospectus which is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                          Very truly yours,


                                          /s/ Sullivan & Cromwell